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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


   We have issued our report dated January 23, 1998, except for Note 18 as to which the date is March 15, 1998, accompanying the consolidated financial statements included in the Annual Report of Beverly Bancorporation, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Beverly Bancorporation, Inc. on Form S-8 (File No. 333-12013, effective September 13, 1996).

                                         GRANT THORNTON LLP



Chicago, Illinois
March 27, 1998